UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

WCA Waste Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50808	20-0829917
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

One Riverway, Suite 1400
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 292-2400

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2009, WCA Waste Corporation (the “Company”), Comerica Bank, in its capacity as administrative agent, and certain other lenders, entered into the Ninth Amendment to Revolving Credit Agreement (the “Amendment”) to amend the Revolving Credit Agreement dated July 5, 2006 (the “Credit Agreement”), by and between the Company, Comerica Bank as administrative agent and certain other lenders set forth therein, as previously amended.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended by the Amendment.

The Amendment provided for the following:

1.
The prior Adjusted EBIT Debt Service Ratio was replaced with a Pro Forma Adjusted EBITDA Debt Service Ratio. The Company is required to maintain, until maturity, a Pro Forma Adjusted EBITDA Debt Service Ratio of not less than 2.25 to 1.00.

2.
The prior minimum Net Worth covenant was replaced with a minimum Tangible Net Worth covenant.  The Company is required to maintain minimum Tangible Net Worth of not less than $30.0 million as of December 31, 2008, plus, as of the end of each fiscal quarter thereafter, 50% of the after-tax Consolidated Net Income of the Company (but excluding any quarterly losses), plus 100% of any increase in the Company’s Net Worth resulting from the net cash proceeds of any future equity offerings.

3.
The Senior Secured Funded Debt Leverage Ratio was amended such that the Company is required to maintain such ratio at not less than 2.50 to 1.00.  Prior to the Amendment, the Company was required to maintain such ratio at not less than 3.00 to 1.00.

4.
A covenant restricting Maintenance Capital Expenditures was added to the Credit Agreement.  Commencing with the fiscal year ending December 31, 2008, the Company may not, in any fiscal year, incur Maintenance Capital Expenditures in excess of 15% of the Company’s consolidated revenue for such year.  For purposes of the Credit Agreement, Maintenance Capital Expenditures consist of expenditures made for any replacement of equipment in operation or for landfill cell construction.

5.	The applicable margin and fee schedule in the Credit Agreement was amended as follows:

Leverage Ratio	Base Rate Loan	LIBOR Loan	Letter of Credit Fees
<3.00:1.00	2.25%	2.50%	2.50%
≥3.00:1.00 and <3.50:1.00	2.50%	2.75%	2.75%
≥3.50:1.00 and <4.00:1.00	2.75%	3.00%	3.00%
≥4.00:1.00 and <4.50:1.00	3.00%	3.25%	3.25%
≥4.50:1.00	3.25%	3.50%	3.50%

The Amendment was made and entered into at the Company’s request in order to provide greater financial flexibility and access to the senior credit facility extended to the Company under the Credit Agreement. The above description of the material terms of the Amendment is not a complete statement of the rights and obligations with respect to the Credit Agreement. The above statements are qualified in their entirety by reference to the Amendment, a copy of which is filed as exhibit 10.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
Exhibit 10.1	Ninth Amendment to Revolving Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION

Date: February 25, 2009	By:	/s/ Charles A. Casalinova
Charles A. Casalinova
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Ninth Amendment to Revolving Credit Agreement